Exhibit 21.1

List of Subsidiaries

Majority Participation (greater than 50%) of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent
P.M.I. Comercio Internacional, S.A. de C.V. (P.M.I. International Commerce, Inc.)	98.33	Petróleos Mexicanos
P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos
P.M.I. Holdings, N.V.	100.00	Petróleos Mexicanos
Instalaciones Inmobiliarias para Industrias, S.A. de C.V. (Real Estate Industrial Installations, Inc.)	100.00	Petróleos Mexicanos
Integrated Trade Systems, Inc.	100.00	Petróleos Mexicanos
Kot Insurance Company AG.	100.00	Petróleos Mexicanos
Pemex Capital, Inc.	100.00	Petróleos Mexicanos

Pemex—Gas and Basic Petrochemicals

Company	% of Participation	Parent
Mex Gas Internacional, Ltd. (Holding)	100.00	Pemex—Gas and Basic Petrochemicals
Pan American Sulphur, Ltd.	99.87	Pemex—Gas and Basic Petrochemicals
Pasco Internacional Sulphur, Ltd.	100.00	Pemex—Gas and Basic Petrochemicals
Pasco Terminals, Inc.	100.00	Pasco International Sulphur, Ltd.
Terrenos para Industrias, S.A. (Land for Industry, Inc.)	100.00	Pemex—Gas and Basic Petrochemicals

Pemex—Exploration And Production

Company	% of Participation	Parent
Cía. Mexicana de Exploraciones, S.A.	60.00	Pemex—Exploration and Production
P.M.I. Marine, Ltd.	100.00	Pemex—Exploration and Production

Pemex—Petrochemicals

Company	% of Participation	Parent
Petroquímica Morelos S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica La Cangrejera S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica Cosoleacaque S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica Escolín S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica Tula S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica Camargo S.A. de C.V.	100.00	Pemex—Petrochemicals
Petroquímica Pajaritos S.A. de C.V.	100.00	Pemex—Petrochemicals

P.M.I. Group

Company	% of Participation	Parent
P.M.I. Services B.V.	100.00	P.M.I. Holdings, N.V.
P.M.I Services North America Inc.	100.00	P.M.I. Holdings, N.V.
Pemex Services Europe, Ltd.	100.00	P.M.I. Holdings, N.V.
Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, N.V.
PMI Trading, Ltd.	48.50	Petróleos Mexicanos
	50.50	P.M.I. Holdings, N.V.
	1.00	P.M.I. Nortéamerica, S.A. de C.V.
PMI Holdings North America, Inc.	100.00	P.M.I. Nortéamerica, S.A. de C.V.
PMI Nortéamerica, S.A. de C.V.	28.30	P.M.I. Holdings, N.V.
	71.70	P.M.I. Holdings, B.V.